EXHIBIT N
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Selected Financial Data” and “Independent Registered Public Accounting Firm” and to the inclusion of our report dated January 16, 2007 in the Registration Statement (Form N-2) of Tortoise Capital Resources Corporation filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-142859).
/s/ Ernst & Young LLP
Kansas City, Missouri
July 25, 2007